UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 19, 2009

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 3.02	Unregistered Sales of Equity Securities

On August 19, 2009, LightPath Technologies, Inc. (“LightPath” or the “Company”) executed a Securities Purchase Agreement with 33 institutional and private investors with respect to a private placement of an aggregate of 1,298,827 shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), at $1.26 per share, and warrants to purchase 649,423 shares of Common Stock (the “Warrants”). The warrants are priced at $1.73 per share and are exercisable for a period of five years beginning on February 19, 2010. The Company shall receive aggregate gross cash proceeds from the issuance of the Common Stock (exclusive of proceeds from any future exercise of the Warrants) in the amount $1,636,500. The Company will use the funds to provide working capital for its operations.

The Company has agreed to pay a commission to the exclusive placement agent for the offering, Garden State Securities, Inc., in an amount equal to $148,100 plus costs and expenses. The Company also issued to Garden State and its designees warrants to purchase of an aggregate of 155,860 shares of Common Stock at exercise price equal to $1.73 per share for a five-year term beginning February 19, 2010.

The private placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act (in that the shares of Common Stock were sold by the Company in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock and the shares of Common Stock underlying the Warrants are restricted securities that have not been registered under the Act and may not be offered or sold absent registration or applicable exemption from registration requirements.

The Company and the investors also executed a Registration Rights Agreement dated August 19, 2009, pursuant to which the Company has undertaken the obligation to file with the Securities and Exchange Commission, and cause to be declared effective, a registration statement to register the shares of Common Stock issued in the private placement and the shares of Common Stock underlying the Warrants.

On August 20, 2009, the Company issued a press release disclosing the private placement. Copies of the press release and the Securities Purchase Agreement and Registration Rights Agreement executed by the Company and the investors in the offering, and the form of the Warrant issued to the investor in the offering, are attached hereto as exhibits.

Item 9.01.	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: August 20, 2009	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX-4.1	From of Common Stock Purchase Warrant dated as of August 19, 2009, issued by the Company to certain investors (Filed herewith.)

EX-10.1	Securities Purchase Agreement dated as of August 19, 2009, by and among the Company (Filed herewith.)

EX-10.2	Registration Rights Agreement dated as of August 19, 2009, by and among the Company, (Filed herewith.)

EX-99.1	Press release dated August 20, 2009, announcing the Company’s private placement, resulting in $1.6 million of new capital (Filed herewith.)